EXHIBIT 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into as of August 25, 2025, by and among Transuite.Org Inc., a Nevada corporation (“TRSO”), Crestar Holdings Limited, a Hong Kong company (“Crestar”), and Hailiang Li, shareholder of SolanAI Global Limited (“Seller”).

RECITALS

WHEREAS, Seller owns fifty-one percent (51%) of SolanAI Global Limited, a Hong Kong company (“SolanAI”) (the “SolanAI Shares”);

WHEREAS, TRSO currently owns seventy percent (70%) of Goldfinch Group Holdings Ltd, a British Virgin Islands company (“Goldfinch”), with the acquisition of the remaining thirty percent (30%) pursuant to a share exchange transaction on August 20, 2025 currently being processed; upon completion of ownership transfer, TRSO will own one hundred percent (100%) of the outstanding shares of Goldfinch;

WHEREAS, TRSO desires to acquire 51% of SolanAI through Crestar, which is wholly owned subsidiary of Goldfinch,  in exchange  for  the  issuance of TRSO's  ten million (10,000,000) restricted shares of its common stock to Seller as initial consideration for the acquisition, Which collectively, shall be equal to approximately $12.5 million USD at an agreed upon price per share of $1.25 USD   (the “ share price”).

WHEREAS, SolanAI is engaged in the business of AI Social Agent technology with established operations and growth potential in the artificial intelligence sector; and

WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions of the share exchange.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I THE SHARE EXCHANGE

1.1. The Exchange. At the Closing (as defined in Section 1.2), Seller shall sell, transfer, convey, assign, and deliver to Crestar, free and clear of all liens, encumbrances, security interests, pledges, charges, claims, and restrictions of any kind, the SolanAI Shares representing fifty-one percent (51%) of the outstanding shares of SolanAI. In consideration for the SolanAI Shares, TRSO shall issue and deliver to Seller ten million (10,000,000) TRSO  Restricted shares as initial consideration.

1.2. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) took place simultaneously with the execution of this Agreement on August 25, 2025. At the Closing, Seller delivered to Crestar duly executed stock transfer forms, share certificates representing the SolanAI Shares, and all other documents necessary to transfer legal and beneficial ownership of such shares.

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1.3. Effect of Transaction. Upon completion of the Closing, Crestar owns fifty-one percent (51%) of the outstanding shares of SolanAI, and through TRSO's ownership structure, TRSO indirectly controls a majority interest in SolanAI.

1.4. Initial Consideration Valuation. The ten million (10,000,000) TRSO restricted shares issued as initial consideration have a fair market value of $12,500,000 based on TRSO's closing stock price of $1.25 per share on August 25, 2025.

ARTICLE II  ADDITIONAL CONSIDERATION (EARNOUT)

2.1. Earnout Formula. TRSO shall cause an independent, qualified valuation firm to prepare a comprehensive valuation report of SolanAI within one hundred twenty (120) days after the Closing Date (the “Valuation Report”). If the Valuation Report determines that SolanAI's fair market value exceeds Twenty-Five Million Dollars ($25,000,000), TRSO shall issue additional TRSO Common Shares to Seller calculated using the following formula: Additional Shares = (SolanAI Valuation × 51% - $12,500,000) ÷ $1.25.

2.2. Maximum Limitation. The total number of additional shares that may be issued under this Article II by 2.1.shall not exceed five million (5,000,000) shares.

2.3. Valuation Standards. The valuation shall be conducted in accordance with generally accepted valuation principles and methodologies appropriate for AI technology companies, including but not limited to discounted cash flow analysis, comparable company analysis, and precedent transaction analysis.

2.5. Timing and Approval. Any additional shares shall be issued within sixty (60) days after receipt of the final Valuation Report, subject to approval by TRSO's Board of Directors and compliance with applicable securities laws.

2.6. Price Benchmark. All earnout calculations are based on TRSO's closing stock price of $1.25 per share on August 25, 2025, providing certainty and avoiding the effects of subsequent stock price volatility.

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER

3.1. Corporate Existence and Power. Seller has full legal capacity and authority to enter into this Agreement and to perform his obligations hereunder.

3.2. Title to SolanAI Shares. Seller has good, valid, and marketable title to the SolanAI Shares, free and clear of all liens, encumbrances, security interests, pledges, charges, claims, and restrictions of any kind, and has the full right, power, and authority to transfer such shares to Crestar.

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3.3. Authorization. The execution, delivery and performance of this Agreement by Seller have been duly authorized and do not require any consent, approval, or authorization from any third party.

3.4. No Conflicts. The execution and performance of this Agreement will not violate any agreement, contract, judgment, order, decree, or obligation to which Seller is bound or by which Seller's assets are affected.

3.5. SolanAI Information. To Seller's knowledge, all material information regarding SolanAI's business, financial condition, operations, and prospects has been disclosed to TRSO and Crestar in connection with their due diligence review.

3.6. Investment Intent. Seller is acquiring the TRSO Restricted Shares for investment purposes and not with a view to distribution or resale in violation of the Securities Act.

3.8. No Brokers. Seller has not engaged any broker, finder, or investment banker in connection with this transaction who would be entitled to any fee or commission from TRSO or Crestar.

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF TRSO

4.1. Corporate Existence and Power. TRSO is a corporation duly organized, validly existing and in good standing under the laws of Nevada and has all corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

4.2. Authorization. The execution, delivery and performance of this Agreement by TRSO have been duly authorized by all necessary corporate action on the part of TRSO, including by resolution of its Board of Directors dated August 25, 2025.

4.3. Valid Issuance. The TRSO Restricted Shares issued as initial consideration have been duly authorized, validly issued, fully paid, and non-assessable under Nevada law.

4.4. Reserved Shares. TRSO has reserved sufficient authorized but unissued shares of common stock for the potential issuance of up to five million (5,000,000) additional shares under the earnout provisions of Article II.

4.5. SEC Compliance. TRSO is current in all required filings with the Securities and Exchange Commission (the “SEC”) and is not subject to any enforcement actions or investigations by the SEC.

4.6. Stock Price Accuracy. TRSO's common stock closed at $1.25 per share on August 25, 2025, as reported on the OTCQB marketplace operated by OTC Markets Group Inc.

4.7. Ownership Structure. TRSO currently owns seventy percent (70%) of Goldfinch, with the acquisition of the remaining thirty percent (30%) pursuant to a share exchange transaction on August 20, 2025 currently being processed. Upon completion of ownership transfer, TRSO will own one hundred percent (100%) of the outstanding shares of Goldfinch;

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ARTICLE V REPRESENTATIONS AND WARRANTIES OF CRESTAR

5.1. Corporate Existence and Power. Crestar is a company duly organized, validly existing and in good standing under the laws of Hong Kong and has all corporate power and authority to enter into this Agreement and to perform its obligations hereunder.

5.3. Authorization. The execution, delivery and performance of this Agreement by Crestar have been duly authorized by all necessary corporate action on the part of Crestar, including by resolution of its board of directors.

5.4. No Conflicts. The execution and performance of this Agreement will not violate Crestar's memorandum and articles of association or any material agreement to which Crestar is bound.

5.5. Acquisition Authority. Crestar has full corporate power and authority to acquire, hold, and exercise voting rights with respect to the SolanAI Shares.

ARTICLE VI COVENANTS AND AGREEMENTS

6.1. SolanAI Operations. From the Closing Date until completion of the Valuation Report, SolanAI shall conduct its business in the ordinary course consistent with past practice and shall not take any action that would materially adversely affect its business, financial condition, or valuation without the prior written consent of TRSO.

6.2. Information Rights. TRSO shall have the right to receive monthly financial reports from SolanAI and to inspect SolanAI's books and records upon reasonable advance notice during normal business hours.

6.3. Board Representation and Control. Crestar shall be entitled to appoint a majority of SolanAI's board of directors and shall exercise all voting rights with respect to the SolanAI Shares in accordance with the written directions of TRSO's Board of Directors or designated officers.

6.4. Confidentiality. All parties shall maintain the confidentiality of non-public information regarding the other parties and their respective businesses, except as required by law or regulation.

6.5. Further Assurances. Each party shall execute and deliver such additional documents and take such additional actions as may be reasonably necessary to consummate and make effective the transactions contemplated hereby.

6.6. Valuation Cooperation. SolanAI and Seller shall provide the independent valuation firm with full access to SolanAI's financial records, business plans, customer contracts, intellectual property documentation, and other relevant information reasonably requested for the valuation.

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ARTICLE VII CONDITIONS TO CLOSING

The obligations of each party to consummate the transactions contemplated by this Agreement were subject to the satisfaction of the following conditions, all of which were satisfied at the Closing:

7.1. Accuracy of Representations. The representations and warranties of each other party contained herein were true and correct in all material respects as of the Closing Date.

7.2. Performance of Covenants. Each other party had performed or complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement on or prior to the Closing Date.

7.3. Corporate Approvals. All necessary corporate approvals required for the consummation of the transactions contemplated hereby had been obtained by all parties.

7.4. Due Diligence. TRSO had completed its due diligence review of SolanAI and its business to TRSO's reasonable satisfaction.

7.5. No Material Adverse Change. No material adverse change had occurred in SolanAI's business, financial condition, operations, or prospects since the commencement of due diligence discussions.

ARTICLE VIII REGULATORY COMPLIANCE

8.1. Securities Law Compliance. All issuances of TRSO Restricted Shares under this Agreement shall comply with applicable federal and state securities laws and regulations.

8.2. SEC Filings. TRSO shall file all required reports with the SEC regarding both the initial stock issuance and any additional issuances under the earnout provisions, including Form 8-K current reports as required by applicable regulations.

8.3. Transfer Restrictions. The TRSO Restricted Shares issued hereunder are “restricted securities” under the Securities Act and may not be transferred except in compliance with the registration requirements of the Securities Act or an applicable exemption therefrom.

8.4. Stock Legends. All certificates representing TRSO Restricted Shares shall bear appropriate restrictive legends as required by applicable securities laws.

8.5. Blue Sky Compliance. TRSO shall comply with applicable state securities laws in connection with the issuance of TRSO Restricted Shares hereunder.

ARTICLE IX INDEMNIFICATION

9.1. Seller Indemnification. Seller shall indemnify, defend, and hold harmless TRSO and Crestar from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees) arising from or relating to any breach of Seller's representations, warranties, or covenants contained in this Agreement.

9.2. TRSO Indemnification. TRSO shall indemnify, defend, and hold harmless Seller from and against any and all losses, damages, liabilities, costs, and expenses (including reasonable attorneys' fees) arising from or relating to any breach of TRSO's representations, warranties, or covenants contained in this Agreement.

9.3. Survival Period. The representations, warranties, and covenants contained in this Agreement shall survive the Closing for a period of twenty-four (24) months, except for fundamental representations relating to corporate existence, authority, and title, which shall survive indefinitely.

9.4. Limitation on Liability. Each party's aggregate indemnification liability under this Article IX shall not exceed the total value of consideration received by such party under this Agreement.

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ARTICLE X MISCELLANEOUS

10.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflicts of law principles.

10.2. Jurisdiction and Venue. Any legal action or proceeding arising under or relating to this Agreement shall be brought exclusively in the state or federal courts located in Clark County, Nevada, and each party hereby consents to the jurisdiction of such courts.

10.3. Dispute Resolution. Any disputes relating specifically to the valuation of SolanAI under Article II may be resolved through binding arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules.

10.4. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations, and discussions, whether oral or written, between the parties relating to such subject matter.

10.5. Amendment and Modification. This Agreement may be amended, modified, or supplemented only by a written instrument signed by all parties hereto.

10.6. Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable under any applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

10.7. Counterparts. This Agreement may be executed in one or more counterparts, including by electronic signature or facsimile transmission, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

10.9. Assignment. This Agreement may not be assigned by any party without the prior written consent of all other parties, except that TRSO may assign its rights and obligations hereunder to any wholly-owned subsidiary without such consent.

10.10. Notices. All notices, requests, consents, claims, demands, waivers, and other communications hereunder shall be in writing and shall be deemed to have been given when delivered personally, sent by certified or registered mail (return receipt requested), sent by recognized overnight courier service, or sent by electronic mail with confirmation of receipt.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TRANSUITE.ORG INC.

By: /s/ Mengqing Fan

Name: Mengqing Fan

Title: Chief Executive Officer

CRESTAR HOLDINGS LIMITED

By: /s/ Qiang Zhao

Name: Qiang Zhao

Title: Director

SELLER

By: /s/ Hailiang Li

Name: Hailiang Li

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